UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 18, 2008

RedRoller Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	333-133987	98-0539667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Soundview Plaza
1266 East Main St.
 Stamford, CT 06902-3546
 (Address of Principal Executive Offices)

(203) 852 - 0100
(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2008, Michael T. Tribolet was appointed as the Chief Executive Officer of RedRoller Holdings, Inc. (the “Company”) by the Board of Directors of the Company, effective March 17, 2008.  Mr. Tribolet replaces William Van Wyck as Chief Executive Officer of the Company; Mr. Van Wyck will continue to serve as President of the Company.

Mr. Tribolet, 38, previously served as President of Vonage America Inc., a subsidiary of Vonage Holdings Corp., a provider of VoIP services.  From 2000 to 2003, Mr. Tribolet was Vice President of Operations for Dialpad Communications, a provider of VoIP services.

Mr. Tribolet’s employment agreement is effective as of March 17, 2008 and, unless earlier terminated, will expire on March 17, 2011.  The agreement provides for an initial base salary of $275,000 per year, which may be increased from time to time by the Board of Directors of the Company (the “Board”), in its sole discretion.  Mr. Tribolet will also be eligible to receive an annual bonus of up to $140,000, based upon Mr. Tribolet meeting certain performance goals as determined by the Board.  The employment agreement provides that Mr. Tribolet will be entitled to: (i) participate, to the extent that he is otherwise eligible, in all employee benefit plans that the Company maintains for its senior executives; (ii) receive reimbursement for reasonable business; and (iii) receive four weeks of vacation per calendar year.

In connection with Mr. Tribolet’s appointment as the Chief Executive Officer of the Company, the Board approved the grant of (i) a stock option (the “First Option”) to Mr. Tribolet to purchase 175,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), under the Company’s 2007 Stock Option and Stock Incentive Plan (the “Plan”), effective March 17, 2008 (the “Grant Date”), and (ii) a stock option (the “Second Option” and, together with the First Option, the “Options”) to Mr. Tribolet to purchase 1,500,000 shares of Common Stock, under the Plan, effective the Grant Date.  The Options will have an exercise price equal to the closing price of the Common Stock on the OTC Bulletin Board on the Grant Date.  The First Option will vest in full 90 days after the Grant Date with accelerated vesting upon certain events as set forth in the underlying stock option agreement, assuming continued employment with the Company on the applicable vesting dates.  The Second Option will vest in equal 1/3 increments annually until fully vested with accelerated vesting upon certain events as set forth in the underlying stock option agreement, assuming continued employment with the Company on the applicable vesting dates.

If Mr. Tribolet is terminated without “cause” (as such term is defined in his employment agreement with the Company) during the first 90 days of the term of his employment with the Company, the Company shall pay Mr. Tribolet  his base salary and accrued and unused vacation earned through the effective date of his termination.  In addition, 175,000 of the stock options granted to Mr. Tribolet that are not then exercisable shall become fully vested and, for a period of six months after the date of termination, Mr. Tribolet will be entitled to receive health benefits coverage under the same plan(s) or arrangement(s) in effect at the time of his termination.

If Mr. Tribolet is terminated without “cause” after the first 90 days of the term of his employment with the Company but during the first year of his employment with the Company, the Company will pay Mr. Tribolet a separation payment equal to (i) his base salary and accrued and unused vacation earned through the effective date of his termination and continuing for a period of six months after the termination date; and (ii) any earned but unpaid bonuses.  In addition, 500,000 of the stock options granted to Mr. Tribolet that are not then exercisable shall become fully vested and, for a period of one year after the date of termination, Mr. Tribolet will be entitled to receive health benefits coverage under the same plan(s) or arrangement(s) in effect at the time of his termination.

If Mr. Tribolet is terminated without “cause” during the second year of his employment with the Company, the Company will pay Mr. Tribolet a separation payment equal to (i) his base salary and accrued and unused vacation earned through the effective date of his termination and continuing for a period of nine months after the termination date; and (ii) any earned but unpaid bonuses.  In addition, 500,000 of the stock options granted to Mr. Tribolet that are not then exercisable shall become fully vested and, for a period of one year after the date of termination, Mr. Tribolet will be entitled to receive health benefits coverage under the same plan(s) or arrangement(s) in effect at the time of his termination.

If Mr. Tribolet is terminated without “cause” during the third year of his employment with the Company, the Company will pay Mr. Tribolet a separation payment equal to (i) his base salary and accrued and unused vacation earned through the effective date of his termination; (ii) the greater of (A) the portion of his then applicable base salary otherwise payable for the remainder of the third year of the term of his employment with the Company or (B) six months of his then applicable base salary; and (iii) any earned but unpaid bonuses.  In addition, 325,000 of the stock options granted to Mr. Tribolet that are not then exercisable shall become fully vested and, for a period of one year after the date of termination, Mr. Tribolet will be entitled to receive health benefits coverage under the same plan(s) or arrangement(s) in effect at the time of his termination.

If Mr. Tribolet is terminated for “good reason” (as such term is defined in his employment agreement with the Company), the Company will pay Mr. Tribolet a separation payment equal to his base salary and accrued and unused vacation earned through the effective date of his termination and continuing for a period of six months after the termination date.  In addition, the Company shall grant Mr. Tribolet a fully-vested stock option to purchase 500,000 shares of Common Stock.

In connection with Mr. Tribolet’s appointment as the Chief Executive Officer of the Company, the Company will enter into a director indemnification agreement with Mr. Tribolet.

There are no family relationships among Mr. Tribolet and any directors or officers of the Company.

There is no arrangement or understanding between Tribolet and any other person pursuant to which he was appointed as chief Executive Officer of the Company.  There are no transactions in which Tribolet has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:       March 18, 2008

RedRoller Holdings, Inc.

By:	/s/ William Van Wyck
William Van Wyck
President